FIRST AMENDMENT TO EXCHANGE TRADED CONCEPTS TRUST II ETF DISTRIBUTION AGREEMENT

This First Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 23.2013, by and between Exchange Listed Funds Trust (f/k/a Exchange Traded Concepts Trust II). a Delaware statutory trust (the "Trust") and Foreside Fund Services, LLC, a Delaware limited liability company (Distributor." and together with the Trust, the "Parties") is entered into as of July 7.2015 (the “Effective Date”).

WHEREAS. the Trust and Distributor desire to amend Exhibit A of the Agreement to reflect the addition of the GaveKal Knowledge Leaders Emerging Markets ETF and GaveKal Knowledge Leaders Developed World ETF funds; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged. the Trust and Distributor hereby agree as follows:

1.            Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.            Exhibit A of the Agreement is hereby amended and restated by Appendix A attached hereto.

3.            Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.            This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EXCHANGE LISTED FUNDS TRUST			FORESIDE FUND SERVICES, LLC

By:		By:
	Garrett Stevens		Mark Fairbanks
	Chief Executive Officer		President

APPENDIX A

EXHIBIT A

Horizons S&P Covered Call ETF
Horizons S&P Financial Select Sector Covered Call ETF
Horizons S&P Energy Select Sector Covered Call ETF
GaveKal Knowledge Leaders Emerging Markets ETF
 GavKal Knowledge Leaders Developed World ETF